Exhibit 99

NEWS RELEASE
FOR IMMEDIATE RELEASE

FOR MORE INFORMATION:
Gregg Waldon, Stellent, Inc.
(952)903-2003
gregg.waldon@stellent.com
Amanda Kohls or Fred Haberman
Haberman & Associates, Inc.
(612)338-3900
amanda@habermaninc.com
fred@habermaninc.com

STELLENT REPORTS THIRD QUARTER FINANCIAL RESULTS

Revenue and earnings per share meet previous company guidance; company generates 20 percent year-over-year revenue growth for the quarter

EDEN PRAIRIE, MN, Jan. 20, 2004 — Stellent, Inc. (Nasdaq: STEL), a global provider of content management solutions, announced today its financial results for the third quarter ended Dec. 31, 2003.

     Third quarter revenues were $19.2 million, a 4% sequential increase over the $18.5 million reported in the prior quarter and an increase of 20% from the $16.0 million reported for the same period last year. Revenues for the nine-month period ended Dec. 31, 2003 were $55.1 million, a 13% increase over revenues of $48.6 million for the comparable period of fiscal 2003. License revenues represented approximately 53%, and service revenues 47%, of the total gross revenue for the quarter ended Dec. 31, 2003.

     The pro forma net loss was $1.8 million, or $0.08 per share on a basic and diluted share basis for the quarter ended Dec. 31, 2003. The company had a pro forma net loss of $6.6 million, or $0.30 per share on a basic and diluted share basis for the nine months ended Dec. 31, 2003. On a Generally Accepted Accounting Principles (GAAP) basis, the net loss for the quarter ended Dec. 31, 2003 was $1.9 million, or $0.09 per share on a basic and diluted share basis. The GAAP net loss for the nine months ended Dec. 31, 2003 was $10.1 million, or $0.46 per share on a basic and diluted share basis.

     Stellent believes the pro forma results better reflect its operating performance as they exclude the effects of non-cash or non-recurring charges related primarily to expenses such as amortization of certain intangible assets and non-recurring income.

     “Stellent continued upon its path of generating quarterly and year-over-year growth during the third quarter, making significant progress towards reaching profitability,” said Robert Olson, president and chief executive officer for Stellent. “We met our previous guidance for revenue and earnings per share, and increased our strong cash and marketable securities position to approximately $73.3 million.

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Stellent Reports Third Quarter Financial Results	Page 2

     “During the third quarter, we signed 39 new customer accounts, including Stellent® Universal Content Management customers Los Angeles Times, Danbury Health Systems, ING Mexico, Sony Europe, the Society of Women Engineers and Anthem East. Additionally, existing customers, such as Cargill, H.B. Fuller, Ameren, The Wellcome Trust, Arch Coal and Ecolab, continued to extend Stellent implementations across their enterprises.

     “Many customers within our top vertical markets also expanded their Stellent rollouts. In the government market, organizations — such as the Port Authority of New York and New Jersey, Crawley Borough Council, Pueblo County and Republique Et Canton Du Jura — purchased additional Stellent software. Similarly, health care and insurance customers, including Children’s Hospitals and Clinics and Premera Blue Cross, expanded their Stellent deployments. In addition, our Content Components Division signed or renewed contracts with companies including Novell, Google, Thales, Fast Search & Transfer and Lockheed Martin.

     “We continued to experience success with our Stellent® Sarbanes-Oxley Solution during the quarter, with customers such as Arch Coal selecting the solution to meet their compliance needs. And we continue to see companies increasingly recognize content management’s valuable role in managing the tremendous amounts of documentation and business processes involved in meeting government mandates.

     “Also during the quarter, Stellent Universal Content Management 7.0, released in September, was a popular purchase among new and existing customers, with companies such as First Industrial Realty Trust and Caremark buying or upgrading to the new product suite.

     “Our partner activities remained strong both domestically and abroad. We worked with Hitachi Consulting to close the transaction with Emerson’s Daniel Division, and we partnered with IBM to expand the Stellent implementation at BlueCross BlueShield of Florida. We also expanded our network of partners and system integrators in Japan by signing agreements with NS Solutions, Nippon Telematique and Central Information Systems.

     “As we enter the last quarter of our fiscal year, Stellent is well positioned to capitalize on the ever-growing enterprise content management (ECM) market, which META Group predicts will reach $9 billion by 2007. We expect to further strengthen both our financial and market position through the acquisition of Optika®, a leading provider of imaging, workflow, collaboration, business process management and records management software, which we announced earlier this month. This merger will allow us to provide the most complete ECM solution on the market.

     “We believe our combined product suite will drive a new standard in the content management industry while enabling us to expand rollouts across our existing customer bases and secure new customers who demand broader ECM solutions. In addition, the combination of our Universal Content Management suite — focused on consumption-oriented and collaborative content — with Optika’s family of transaction-oriented ECM products will provide a cost-effective, comprehensive solution set that clearly surpasses the expensive, cumbersome solutions offered by other vendors. When you add our world-class team of employees and partners to this mix, Stellent clearly is poised to grow our business and capture additional market share in the coming year.”

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Stellent Reports Third Quarter Financial Results	Page 3

Other Recent Highlights

Customers

•	Stellent now has 2,104 total customers comprised of 1,167 corporate content management customers; 427 OEM customers; and 510 corporate customers for its desktop viewing and conversion technology.

Corporate News

•	In January, Stellent signed a definitive merger agreement to acquire all outstanding shares of Optika® Inc. for $10 million in cash, approximately 4.1 million shares of Stellent common stock and the assumption by Stellent of Optika’s outstanding options. The merger with Optika will strengthen and expand Stellent’s document imaging, business process management and compliance capabilities.

•	Stellent customer Allina Hospitals & Clinics, a health care organization managing 14 hospitals and 42 clinics in Minnesota and western Wisconsin, received an eHealthcare Leadership Award for its Allina Knowledge Network powered by Stellent Content Management.

•	In October, Stellent hosted its first global users conference, Crescendo 2003, in Orlando, Fla. The successful event assembled a diverse group of more than 400 Stellent customers, partners, employees and industry leaders for a highly educational, interactive four-day conference where Stellent showcased its recently released Stellent Universal Content Management 7.0.

•	In November, Stellent hosted a series of seminars in six U.S. cities for senior financial and IT professionals to demonstrate how a content management infrastructure helps public companies efficiently meet Sarbanes-Oxley (including Section 404 compliance) and other financial and non-financial disclosure requirements.

•	EContent named Stellent one of the top 100 companies in digital content in its “EContent 100” — a list of companies that matter most in the digital content industry — published in the magazine’s December 2003 issue. This is the third year EContent has published the list and the third time Stellent was included.

•	Stellent was named one of the world’s largest software providers for the fifth consecutive year by Software Magazine. The publication featured Stellent in its 21st annual Software 500, a list of the world’s foremost software and service providers. Stellent is ranked number 228, based on fiscal year 2002 software and services revenue.

Products

•	Transform magazine named Stellent Universal Content Management 7.0 a “Product of the Year” finalist. The product was selected as one of only 24 finalists from among the hundreds of content and collaboration products and upgrades introduced in 2003.

•	Stellent announced an integration between the Stellent Content Management system and the award-winning XML authoring platform, Corel® XMetaL®. The product integration expands Stellent’s existing strong XML functionality to meet increasing customer demand for the ability to create content using XML authoring tools and store it directly in a content management system.

Stellent Reports Third Quarter Financial Results	Page 4

•	Basex, a research and consulting firm specializing in Collaborative Business Knowledge, awarded Stellent a Basex Excellence Award (a “Basey”) for Stellent Universal Content Management 7.0. The Basey award is given to companies that have achieved industry-leading, all-around excellence for a product or service.

•	Stellent’s Content Components Division released the Outside In Transformation Suite, bringing together established data transformation components into a new server architecture accessible as a Web service. The Outside In solution converts native files to XML, HTML, wireless or image formats, enabling access to information stored in more than 250 proprietary file formats from a broad range of devices, such as desktop computers, browsers and wireless devices.

Conference Call

     Stellent will host a third quarter earnings conference call for investors on Tuesday, Jan. 20, 2004 at 4:00 p.m. CST. Callers in the United States can dial 1-877-314-0396, and international callers can dial 1-706-643-3716 (conference ID is “Stellent, Inc.”). Participants are encouraged to dial in at least five minutes before the start time. Time will be allotted for questions and answers. Investors unable to participate in the call may access a replay of the entire transcript through Tuesday, Jan. 27, 2004. This will be available for U.S. callers at 1-800-642-1687 (ID #4809657) and international callers at 1-706-645-9291 (ID #4809657).

About Stellent, Inc.

     Stellent, Inc. (www.stellent.com) is a global provider of content management solutions. The company’s Stellent Universal Content Management system enables customers to rapidly deploy line-of-business Web sites, such as employee portals and partner extranets, as well as enterprise-wide solutions that standardize content management for use by multiple sites and applications throughout an organization. Stellent has been ranked one of the top three content management vendors by industry analyst firms Gartner Dataquest, Giga Information Group and Aberdeen Group, and has more than 1,500 customers, including much of the Global 2000. Its customer roster includes Procter & Gamble, Merrill Lynch, Los Angeles County, British Red Cross, ING, Target Corp., Janus, Emerson Process Management and various BlueCross BlueShield organizations across 15 states. Stellent is headquartered in Eden Prairie, Minn. and maintains offices throughout the United States, Europe and Asia-Pacific.

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Any forward-looking statements in this release, including, without limitation, statements regarding the future effects of pending merger with Optika Inc. or the future operating results of Stellent, and any statements regarding the company’s future profitability or revenue growth, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risk and uncertainties including, without limitation, risks that the pending merger with Optika Inc. will not be consummated or that Optika Inc.’s businesses will not be integrated successfully with Stellent’s businesses, risks of intellectual property litigation, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the company’s products, risks of downturns in economic conditions generally and in the Web content management tools and intranet information management markets specifically, risks associated with competition and competitive pricing pressures, risks associated with foreign sales and higher customer concentration and other risks detailed in the company’s filings with the Securities and Exchange Commission.

Additional Information

Stellent intends to file a registration statement on Form S-4 in connection with the transaction, and Stellent and Optika intend to mail a joint proxy statement/prospectus to their respective shareholders in connection with the transaction. Investors and security holders of Stellent and Optika are urged to read the joint proxy statement/prospectus when it becomes available because it will contain important information about the companies and the transaction. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) at the SEC’s web site at www.sec.gov. A free copy of the joint proxy statement/prospectus may also be obtained from either of the companies.

Stellent Reports Third Quarter Financial Results	Page 5

In addition to the registration statement and the joint proxy statement/prospectus, each company files annual, quarterly, and special reports, proxy and information statements, and other information with the SEC. Investors may read and copy any of these reports, statements, and other information at the SEC’s public reference room located at 450 5th Street, N.W., Washington, D.C., 20549, or any of the SEC’s other public reference rooms located in New York and Chicago. Investors should call the SEC at 1-800-SEC-0330 for further information on these public reference rooms. These SEC filings are also available for free at the SEC’s web site at www.sec.gov. A free copy of these filings may also be obtained from either company.

Information Concerning Participants

Each of the companies and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from their respective shareholders in favor of the transaction. Information about the directors and executive officers of Stellent may be found in Stellent’s definitive proxy statement for its 2002 annual meeting of shareholders and in Stellent’s annual report on Form 10-K for the fiscal year ended March 31, 2003. Information about the directors and executive officers of Optika may be found in Optika’s definitive proxy statement of its 2003 annual meeting of shareholders and in Optika’s annual report on Form 10-K for the fiscal year ended December 31, 2002. In addition, information regarding the interests of Optika’s officers and directors in the transaction will be included in the joint proxy statement/prospectus.

Stellent and the Stellent logo are registered trademarks or trademarks of Stellent, Inc. in the USA and other countries. Outside In and Quick View Plus are registered trademarks of Stellent Chicago, Inc. in the USA and other countries. All other trade names are the property of their respective owner.

Stellent Reports Third Quarter Financial Results	Page 6

STELLENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,

	2003	2002	2003	2002

Revenues:
Product licenses	$10,179	$9,650	$30,239	$30,367
Services	9,043	6,358	24,891	18,254

Total revenues	19,222	16,008	55,130	48,621

Cost of revenues:
Product licenses	1,176	1,676	3,392	5,020
Amortization of capitalized software from acquisitions	369	474	1,205	1,422
Services	4,424	2,877	12,405	8,880

Total cost of revenues	5,969	5,027	17,002	15,322

Gross profit	13,253	10,981	38,128	33,299

Operating expenses:
Sales and marketing	10,383	9,606	29,905	29,575
General and administrative	1,988	2,836	6,929	7,919
Research and development	3,320	3,049	9,843	12,563
Acquisition and related costs	—	263	—	1,002
Amortization of acquired intangible assets and other	118	1,661	1,888	4,984
Restructuring charges	—	674	812	4,017

Total operating expenses	15,809	18,089	49,377	60,060

Loss from operations	(2,556)	(7,108)	(11,249)	(26,761)
Other:
Interest income, net	237	453	778	1,621
Investment gain on sale (impairment)	388	(650)	388	(650)

Net loss	$(1,931)	$(7,305)	$(10,083)	$(25,790)

Net loss per common share — Basic and diluted	$(0.09)	$(0.33)	$(0.46)	$(1.15)
Weighted average common shares outstanding — Basic and diluted	22,101	22,312	21,949	22,367

Stellent Reports Third Quarter Financial Results	Page 7

STELLENT, INC.
PRO FORMA SUPPLEMENTAL INFORMATION
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 31,		December 31,

Supplemental information:	2003	2002	2003	2002

Net loss	$(1,931)	$(7,305)	$(10,083)	$(25,790)
Add back charges:
Amortization of acquired intangible assets and other	118	1,661	1,888	4,984
Amortization of capitalized software from acquisitions	369	474	1,205	1,422
Acquisition and related costs	—	263	—	1,002
Restructuring charges	—	674	812	4,017
Investment (gain on sale) impairment	(388)	650	(388)	650

Total add back charges	99	3,722	3,517	12,075

Pro forma net loss	$(1,832)	$(3,583)	$(6,566)	$(13,715)

Pro forma basic and diluted net loss per share	$(0.08)	$(0.16)	$(0.30)	$(0.61)
Weighted average common shares outstanding — Basic and Diluted	22,101	22,312	21,949	22,367

This supplemental financial information is presented for informational purposes only and is not a substitute for the historical financial information presented in accordance with accounting principles generally accepted in the United States.

Pro forma net income (loss) per share is computed using the weighted average number of shares of Common Stock outstanding. The Company has included the effect of options and warrants for common stock as calculated using the treasury stock method, when dilutive. The effect of using options and warrants would be anti-dilutive for each period, and therefore, was not included in the calculation.

Stellent Reports Third Quarter Financial Results	Page 8

STELLENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	March 31,
	2003	2003

ASSETS
Current assets:
Cash, cash equivalents and short-term marketable securities	$62,215	$65,936
Accounts receivable, net	18,067	15,602
Prepaid royalties	2,005	2,335
Prepaid expenses and other current assets	4,253	3,423

Total current assets	86,540	87,296
Long-term marketable securities	11,113	15,233
Property and equipment, net	4,537	4,830
Prepaid royalties, net of current	526	1,934
Goodwill, net	14,735	12,703
Other acquired intangible assets, net	2,716	4,837
Investments and notes in other companies	1,136	1,136
Other	1,247	1,740

Total assets	$122,550	$129,709

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,162	$2,287
Deferred revenues	9,154	9,187
Commissions payable	912	1,353
Accrued expenses and other	5,829	4,646

Total current liabilities	18,057	17,473

Shareholders’ equity
Common stock	222	219
Additional paid-in capital	189,256	186,919
Accumulated deficit	(84,985)	(74,902)

Total shareholders’ equity	104,493	112,236

Total liabilities and shareholders’ equity	$122,550	$129,709

     Note: The balance sheet at March 31, 2003 has been derived from audited financial statements at that date but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.